Exhibit 10.1

Execution Version

EQM MIDSTREAM PARTNERS, LP

$700,000,000 6.000% Senior Notes due 2025

$900,000,000 6.500% Senior Notes due 2027

Purchase Agreement

                June 16, 2020

J.P. Morgan Securities LLC

    As Representative of the

    several Initial Purchasers listed

    in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

Ladies and Gentlemen:

EQM Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $700,000,000 principal amount of its 6.000% Senior Notes due 2025 (the “2025 Notes”) and $900,000,000 principal amount of its 6.500% Senior Notes due 2027 (the “2027 Notes” and, together with the 2025 Notes, the “Securities”). The Securities will be issued pursuant to an Indenture to be dated as of June 18, 2020 (the “Indenture”), between the Partnership and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

References herein to: (1) “Partnership Entities” shall mean the Partnership, EQGP Services, LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), and the entities set forth on Schedule 2 hereto; (2) “Assets” shall mean all of the assets that are owned and operated by the Partnership Entities; and (3) “Organizational Documents” shall mean the Partnership Agreement (as defined below), the limited liability company agreement of the General Partner (the “GP LLC Agreement”) and the certificate of incorporation, bylaws, certificate of formation, limited partnership agreement, limited liability company agreement or other organizational or constituent document of each other Partnership Entity, as applicable.

On February 26, 2020, the Partnership entered into an Agreement and Plan of Merger (the “EQM Merger Agreement”) with Equitrans Midstream Corporation, a Pennsylvania corporation (“Equitrans”), EQM LP Corporation, a Delaware corporation (“EQM LP”) and wholly owned subsidiary of Equitrans, LS Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”) and wholly owned subsidiary of EQM

LP, and the General Partner, pursuant to which Merger Sub will merge with and into the Partnership (the “EQM Merger”), with the Partnership continuing and surviving as an indirect, wholly owned subsidiary of Equitrans following the EQM Merger. In connection with the closing of the EQM Merger, the Partnership will subsequently amend and restate its Partnership Agreement, to among other things, reflect the EQM Merger, including the Partnership becoming a wholly-owned subsidiary of Equitrans and the delisting of all registered securities of the Partnership, including its Common Units (as defined below) and its outstanding registered senior notes.

The offering of the Securities is not conditioned on the consummation of the EQM Merger, and the EQM Merger is subject to conditions, including, among others, (i) approval of the EQM Merger Agreement and the EQM Merger by holders of a majority of the outstanding Common Units, Class B Units (defined herein) and Series A Preferred Units (defined herein), with such Series A Preferred Units treated as Common Units on an as-converted basis, voting together as a single class at a special meeting of the limited partners of the Partnership (the “EQM Special Meeting”), (ii) approval of the issuance of Equitrans common stock as merger consideration and the issuance of shares of a new series of preferred stock of Equitrans by a majority of votes cast at a special meeting of holders of Equitrans common stock (the “Equitrans Special Meeting,” together with the EQM Special Meeting, the “Special Meetings”) and (iii) certain other conditions that may not be satisfied or completed on a timely basis, if at all. The Special Meetings were held on June 15, 2020, and, the required approvals were obtained.

The Partnership hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1. Offering Memorandum and Transaction Information.

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom. The Partnership has prepared a preliminary offering memorandum dated June 16, 2020 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Partnership and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Partnership to the Initial Purchasers pursuant to the terms of this purchase agreement (the “Agreement”). The Partnership hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement. References herein to the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum shall be deemed to refer to and include any document incorporated by reference therein and any reference to “amend,” “amendment” or “supplement” with respect to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any documents filed after such date and incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Partnership had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Offering Memorandum, as supplemented and amended by the written communications listed on Annex A hereto.

2.    Purchase and Resale of the Securities.

(a)    The Partnership agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Partnership the respective principal amount of Securities set forth opposite such Initial Purchaser’s name in Schedule 1 hereto at a price equal to (i) in the case of the 2025 Notes, 98.758125% of the principal amount thereof and (ii) in the case of the 2027 Notes, 98.758125% of the principal amount thereof, in each case, plus accrued interest, if any, from June 18, 2020 to the Closing Date (as defined below). The Partnership will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)    The Partnership understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)    it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) of Regulation D under the Securities Act (“Regulation D”);

(ii)    it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act; and

(iii)    it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)    to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)    in accordance with the restrictions set forth in Annex C hereto.

(c)    Each Initial Purchaser acknowledges and agrees that the Partnership and, for purposes of the “no registration” opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g) hereof, counsel for the Partnership and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d)    The Partnership acknowledges and agrees that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser.

(e)    Payment for and delivery of the Securities will be made at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on June 18, 2020, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Partnership may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(f)    Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Partnership to the Representative against delivery to the nominee of The Depository Trust Company (“DTC”), for the account of the Initial Purchasers, of one or more global notes representing the Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Partnership. An electronic copy of the Global Note will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

(g)    The Partnership acknowledges and agrees that each Initial Purchaser is acting solely in the capacity of an arm’s length contractual counterparty to the Partnership with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Partnership or any other person. Additionally, neither the Representative nor any other Initial Purchaser is advising the Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Partnership shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Initial Purchasers shall have no responsibility or liability to the Partnership with respect thereto. Any review by the Representative or any Initial Purchaser of the Partnership and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Partnership or any other person.

3.    Representations and Warranties of the Partnership. The Partnership represents and warrants to each Initial Purchaser that:

(a)    Preliminary Offering Memorandum, Time of Sale Information and Offering Memorandum. The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and on the Closing Date, will not, and the Offering Memorandum, in the form first used by the Initial Purchasers to confirm sales of the Securities and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Partnership makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Partnership in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b)    Additional Written Communications. The Partnership (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Partnership or its agents and representatives (other than a communication referred to in clauses (i) and (ii) below) an “Issuer Written Communication”) other than (i) the Preliminary Offering Memorandum, (ii) the Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Annex B hereto, which constitute part of the Time of Sale Information, and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(c) hereof. Each such Issuer Written Communication, when taken together with the Time of Sale Information at the Time of Sale, did not, and on the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Partnership makes no representation or warranty with respect to any statements or omissions made in each such Issuer Written Communication in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Partnership in writing by such Initial Purchaser through the Representative expressly for use in any Issuer Written Communication.

(c)    Incorporated Documents. The documents incorporated by reference in each of the Time of Sale Information and the Offering Memorandum, when they were filed with the Securities and Exchange Commission (the “Commission”), conformed or will conform, as the case may be, in all material respects to the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)    Financial Statements. The historical financial statements and schedules of the Partnership and subsidiaries included in or incorporated by reference in the Time of Sale Information and the Offering Memorandum present fairly the financial condition, results of operations and cash flows of the Partnership as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The other financial information of the Partnership Entities, including non-GAAP financial measures, if any, contained in the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Partnership Entities and fairly presents in all material respects the information purported to be shown thereby. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Preliminary Offering Memorandum, the Time of Sale Information and the Offering Memorandum fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(e)    No Material Adverse Change. Since the date of the latest audited financial statements included in or incorporated by reference in the Time of Sale Information and the Offering Memorandum, none of the Partnership Entities has sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Time of Sale Information and the Offering Memorandum and other than as would not reasonably be likely to have a Material Adverse Effect (as defined below). Subsequent to the respective dates as of which information is given in the Time of Sale Information and the Offering Memorandum, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in or affecting the condition

(financial or otherwise), management, earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Time of Sale Information and the Offering Memorandum (exclusive of any supplement thereto) or (ii) any dividend or distribution of any kind declared, paid or made by any Partnership Entity, in each case other than as described in the Time of Sale Information and the Offering Memorandum.

(f)    Organization and Good Standing. Each of the Partnership Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of organization with all requisite power and authority, in the case of the Partnership, to enter into and perform its obligations under this Agreement. Each of the Partnership Entities has all requisite power and authority to own or lease and to operate its properties currently owned or leased or to be owned or leased on the Closing Date and conduct its business as currently conducted or to be conducted on the Closing Date, in each case, as described in the Time of Sale Information and the Offering Memorandum, and is duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction which requires, or on the Closing Date will require, such qualification, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be likely to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities, taken as a whole or on the performance by the Partnership of its obligations under this Agreement and the Securities (a “Material Adverse Effect”) or subject the limited partners of the Partnership to any material liability or disability.

(g)    Power and Authority of General Partner. The General Partner, an indirect wholly owned subsidiary of Equitrans, has, and on the Closing Date will have, all requisite power and authority to act as general partner of the Partnership in all material respects as described in the Time of Sale Information and the Offering Memorandum.

(h)    Ownership of General Partner Interest. The General Partner is, and after giving effect to the transactions contemplated by this Agreement will be, the sole general partner of the Partnership. As of the date of this Agreement, the General Partner owns all of the non-economic general partner interest in the Partnership (the “General Partner Interest”); such General Partner Interest has been, and on the Closing Date will be, duly authorized and validly issued in accordance with the agreement of limited partnership of the Partnership (as amended, the “Partnership Agreement”); and the General Partner owns, and on the Closing Date will own, such General Partner Interest free and clear of all liens, encumbrances, security interests, pledges, mortgages or restrictions on transfer (“Liens”) except for restrictions on transferability contained in the

Partnership Agreement or as described in the Time of Sale Information and the Offering Memorandum.

(i)    Capitalization. As of June 15, 2020, the Partnership has no limited partner interests outstanding other than the following: (i) 200,457,630 common units representing limited partner interests in the Partnership (“Common Units”), including 83,212,175 Common Units owned by the public unitholders and 117,245,455 Common Units owned indirectly by Equitrans, (ii) 7,000,000 Class B Units representing limited partner interests (“Class B Units”) in the Partnership all held indirectly by Equitrans and (iii) 24,605,291 Series A Perpetual Convertible Preferred Units (“Series A Preferred Units”).

(j)    Ownership of Certain Partnership Entities and the MVP Joint Venture.

(i) The Partnership owns all of the membership interests of Equitrans Investments, LLC, a Delaware limited liability company (“Equitrans Investments”); all of such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, and are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the Partnership owns such equity interests free and clear of all Liens except for restrictions on transferability contained in the applicable Organizational Documents of Equitrans Investments or as described in the Time of Sale Information and the Offering Memorandum;

(ii) The Partnership owns all of the membership interests in MVP Holdco, LLC, a Delaware limited liability company (“MVP Holdco”); all of such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for restrictions on transferability contained in the applicable Organizational Documents or as described in the Time of Sale Information and the Offering Memorandum;

(iii) MVP Holdco owns membership interests in Mountain Valley Pipeline, LLC, a Delaware series limited liability company and joint venture with certain third parties (“MVP Joint Venture”); all of such equity interests have been duly authorized and validly issued in accordance with the limited liability company agreement of MVP Joint Venture, as amended from time to time (the “MVP Joint Venture LLC Agreement”), are fully paid (to the extent required by the MVP Joint Venture LLC Agreement) and nonassessable (except as provided in the MVP Joint Venture LLC Agreement and as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for restrictions on transferability contained in the MVP Joint Venture LLC Agreement or as described in the Time of Sale Information and the Offering Memorandum;

(iv) The Partnership owns all of the membership interests in EQM Gathering Holdings, LLC, a Delaware limited liability company (“EQM Gathering”); all of such equity interests have been duly authorized and validly issued in accordance with the applicable Organizational Documents, are fully paid (to the extent required by the applicable Organizational Documents) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for restrictions on transferability contained in the applicable Organizational Documents or as described in the Time of Sale Information and the Offering Memorandum;

(v) EQM Gathering owns membership interests in Eureka Midstream Holdings, LLC, a Delaware limited liability company and joint venture with a certain third party (“Eureka Joint Venture”); all of such equity interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Eureka Joint Venture, as amended from time to time (the “Eureka Joint Venture LLC Agreement”), are fully paid (to the extent required by the Eureka Joint Venture LLC Agreement) and nonassessable (except as provided in the Eureka Joint Venture LLC Agreement and as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for restrictions on transferability contained in the Eureka Joint Venture LLC Agreement or as described in the Time of Sale Information and the Offering Memorandum;

(vi) Eureka Joint Venture owns, directly or indirectly, 100% of the equity interests in Eureka Midstream, LLC, Eureka Services, LLC, Eureka Services Intermediate, LLC and Eureka Land, LLC (collectively with the Eureka Joint Venture, the “Eureka Entities”); all of such equity interests have been duly authorized and validly issued in accordance with the certificate of formation and limited liability company agreement of the applicable Eureka Entity, are fully paid (to the extent required by the certificate of formation and limited liability company agreement of the applicable Eureka Entity) and nonassessable (except as such nonassessability may be affected by, as applicable, Sections 18-607 and 18-804 of the Delaware LLC Act), and such equity interests are owned free and clear of all Liens except for (A) restrictions on transferability contained in the Eureka Joint Venture LLC Agreement and the certificate of formation and the limited liability company agreement of the applicable Eureka Entity or as described in the Time of Sale Information and the Offering Memorandum and (B) Liens created or arising under that certain Amended and Restated Credit Agreement, dated as of August 25, 2017, by and among Eureka Midstream, LLC, as Borrower, ABN AMRO Capital USA LLC, as Administrative Agent and certain financial institutions, as lenders thereto (as amended and modified from time to time, the “Eureka Credit Agreement”);

(vii) Other than as described above, the Partnership wholly owns, directly or indirectly, each of the entities listed on Schedule 2 hereof.

(k)    No Other Subsidiaries. Other than (i) the General Partner’s ownership of the General Partner Interest, (ii) the Partnership’s direct or indirect ownership of equity interests in the entities set forth on Schedule 2 hereto and the Eureka Entities, (iii) MVP Holdco’s membership interests in MVP Joint Venture and (iv) the Partnership’s ownership of Class B limited liability company interests in EQT Energy Supply, LLC, none of the Partnership Entities own or will own, at the Time of Delivery, directly or indirectly, any equity or long-term debt securities (for the avoidance of doubt, such long-term debt securities shall not include any intercompany loan between or among Equitrans, the Partnership or their respective subsidiaries) of any corporation, partnership, limited liability company, joint venture, association or other entity.

(l)    Due Authorization. The Partnership has all requisite power and authority to execute and deliver this Agreement, the Securities and the Indenture (collectively, the “Transaction Documents”) and perform its obligations hereunder and thereunder. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Securities, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Time of Sale Information and the Offering Memorandum. On the Closing Date, all limited partnership action required to be taken by the Partnership or any of its partners for the authorization, issuance, sale and delivery of the Securities, the execution and delivery by the Partnership of the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, shall have been validly taken.

(m)    Organizational Documents. Each of the Partnership Agreement and the GP LLC Agreement has been duly authorized and validly executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties thereto, enforceable against such parties in accordance with their respective terms; provided that, with respect to each such agreement, the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law) and (B) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing (clauses (A) and (B) collectively, the “Enforceability Exceptions”).

(n)    The Indenture. The Indenture has been duly authorized by the Partnership and, when executed and delivered by the Partnership and the Trustee, will constitute a valid and binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms, subject to the Enforceability Exceptions.

(o)    The Securities. The Securities have been duly authorized by the Partnership and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Partnership enforceable against the Partnership in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(p)    Purchase Agreement. This Agreement has been duly authorized, executed and delivered by the Partnership.

(q)    Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(r)    No Violation or Default. None of the Partnership Entities, or to the knowledge of the Partnership, the Eureka Entities, are in violation, breach or default (or, with the giving of notice or lapse of time, would be in violation, breach or default) of (i) any provision of its Organizational Documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party relating to the Assets or the operation thereof or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, governmental, regulatory or administrative authority, agency or body, arbitrator or other authority having jurisdiction over any of the Partnership Entities or any of their respective properties, as applicable, except, in the case of clauses (ii) and (iii), where such breaches, violations, defaults or Liens, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect.

(s)    No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Securities, (ii) the execution, delivery and performance of the Transaction Documents by the Partnership, or (iii) the application of the proceeds as described under the caption “Use of proceeds” in the Time of Sale Information and the Offering Memorandum (A) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, or will result in the creation or imposition of any Lien upon any property or assets of the Partnership Entities under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound or (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party, except, in the case of clauses (B) and (C), where such breaches, violations, defaults or Liens would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

(t)    No Consents Required. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Securities, (ii) the execution, delivery and performance of the Transaction Documents by the Partnership, (iii) the consummation of the transactions contemplated by the Transaction Documents by the Partnership or (iv) the application of the proceeds as described under the caption “Use of proceeds” in the Time of Sale Information and the Offering Memorandum, other than (A) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Initial Purchasers, (B) consents that have been, or prior to the Closing Date will be, obtained and (C) consents that, if not obtained, would not reasonably be likely to have a Material Adverse Effect or materially impair the ability of the Partnership to perform their respective obligations under the Transaction Documents.

(u)    Legal Proceedings. Except as described in the Time of Sale Information and the Offering Memorandum, no action, suit, proceeding or inquiry by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the Partnership Entities or their property or, to the knowledge of the Partnership, the Eureka Entities or their property is pending or, to the knowledge of the Partnership, threatened or contemplated, that would reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

(v)    Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Partnership and subsidiaries (including the related notes thereto) included in or incorporated by reference in the Time of Sale Information and the Offering Memorandum are independent public accountants with respect to the Partnership and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(w)    Title to Real and Personal Property. On the Closing Date, except as described in the Time of Sale Information and the Offering Memorandum or except to the extent that failure of the following to be true, individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect:

(i) the Partnership Entities will have (A) good and indefeasible title to all real property (exclusive of rights-of-way, as hereinafter defined) owned by them and (B) good title to all personal property owned by them, in each of cases (A) and (B) as such properties are described in the Time of Sale Information or the Offering Memorandum, free and clear of all Liens, subject to Liens created or arising under the Eureka Credit Agreement; and

(ii) all land, buildings and other improvements, and all equipment and other personal property, to be held under lease or sublease by any of the Partnership Entities, will be held by them under valid and subsisting leases or subleases, as the case may be, with such exceptions as do not materially interfere with the use made or proposed to be made of such property, buildings or other improvements by the Partnership Entities, as such uses are described in the Time of Sale Information or the Offering Memorandum.

(x)    Intellectual Property. Except (i) as described in each of the Time of Sale Information and Offering Memorandum or (ii) as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, (A) the Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the operations of the Assets as now conducted or as proposed in the Time of Sale Information and the Offering Memorandum to be conducted, and (B) the Partnership Entities’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate the Intellectual Property of any person.

(y)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among any Partnership Entity, on the one hand, and the directors, officers, unitholders, stockholders, affiliates, customers or suppliers of any Partnership Entity, on the other hand, that would be required by the Securities Act to be described in a registration statement on Form S-1 to be filed with the Commission and that is not so described in each of the Time of Sale Information and the Offering Memorandum.

(z)     Investment Company Act. The Partnership is not, and immediately following the sale of the Securities to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Time of Sale Information and the Offering Memorandum under the caption “Use of proceeds,” will not be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(aa)    Taxes. Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, other than certain state and local tax returns as to which the failure to file would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, and has timely paid all taxes shown to be due pursuant to such returns other than (i) those currently being contested in good faith for which adequate reserves have been established or (ii) those which, if not paid, would not reasonably be likely to have a Material Adverse Effect.

(bb)    Rights of Way. Each of the Partnership Entities has, and on the Closing Date will have, such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in the Time of Sale Information and the Offering Memorandum, subject to such qualifications as may be set forth in the Time of Sale Information and the Offering Memorandum, except for such rights-of-way the failure of which to obtain would not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect; and each of the Partnership Entities will have fulfilled and performed all of its obligations with respect to such rights-of-way and no event shall have occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way except for such revocations, terminations and impairments that would not reasonably be likely to have a Material Adverse Effect.

(cc)    Licenses and Permits. Each of the Partnership Entities possesses, and on the Closing Date will possess, such permits, licenses, patents, certificates of need, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign governments or regulatory agencies or bodies (collectively, “Governmental Licenses”) necessary to conduct its business in the manner described in the Time of Sale Information and the Offering Memorandum except for such Governmental Licenses, the failure of which to obtain would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; the Partnership Entities are and will be in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; the Governmental Licenses are and will be valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect; and to the knowledge of the Partnership, none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be likely to have a Material Adverse Effect.

(dd)    No Labor Disputes. No labor problem or dispute with the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership, is threatened, that would reasonably be likely to have a Material Adverse Effect.

(ee)    Certain Environmental Matters. Except as described in the Time of Sale Information and the Offering Memorandum or except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect:

(i) none of the Partnership Entities is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to protection of the environment, human health (to the extent relating to exposure to Hazardous Materials) or wildlife, or to pollution or contamination of the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”);

(ii) the Partnership Entities have, and on the Closing Date will have, all permits, authorizations and approvals required under any applicable Environmental Laws for the ownership and operation of the Assets and to conduct their respective businesses in the manner described in the Time of Sale Information and the Offering Memorandum and are each in compliance with their requirements;

(iii) none of the Partnership Entities have received written notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any of the Partnership Entities; and

(iv) the Partnership is not aware of any event or circumstance that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting any of the Partnership Entities relating to Hazardous Materials or any Environmental Laws.

In the ordinary course of their business, the Partnership Entities periodically review the effect of Environmental Laws on their business, operations and properties, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Partnership Entities have concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect.

(ff)    Compliance with ERISA. Except as would not, individually or in the aggregate, reasonably be likely to have a Material Adverse Effect, (i) the Partnership Entities are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published governmental interpretations thereunder (“ERISA”); (ii) no “reportable event” (as defined in Section 4043(c) ERISA) has occurred or is reasonably likely to occur with respect to any “pension plan” (as defined in Section 3(2) of ERISA) for which any Partnership Entity or any member of such Partnership Entity’s “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with such Partnership Entity within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with such Partnership Entity under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, including the regulations and published governmental interpretations thereunder (the “Code”)) has any liability, excluding any reportable event for which a waiver could apply; (iii) no Partnership Entity nor any member of such Partnership Entity’s Controlled Group has incurred, nor will any such entity expect to incur, liability under (a) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (b) Sections 412 or 4971 of the Code with respect to any “pension plan”; (iv) each “pension plan” for which any Partnership Entity or any member of such Partnership Entity’s Controlled Group has any liability that is intended to be qualified under Section 401(a) of the Code is the subject of a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of the Partnership, nothing will have occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification; and (v) no Partnership Entity or any member of any Partnership Entities’ Controlled Group has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for payment of premiums in the ordinary course of business) for which such Partnership Entity or any member of such Controlled Group would reasonably be expected to be liable.

(gg)    Description of Contracts. The information incorporated by reference into the Time of Sale Information and the Offering Memorandum from the Partnership’s annual report on Form 10-K for the year ended December 31, 2019 under the captions “Business—Regulatory Environment” and “Certain Relationships and Related Transactions, and Director Independence,” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Organizational Documents or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Time of Sale Information and the Offering Memorandum of any of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities or the Eureka Entities is a party are accurate in all material respects.

(hh)    Disclosure Controls. The Partnership has established and maintains “disclosure controls and procedures” (as is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(ii)    Accounting Controls. The Partnership maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, its principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for its assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date hereof, there are no material weaknesses or significant deficiencies in the Partnership’s internal controls.

(jj)    Insurance. The Partnership Entities are, and on the Closing Date will be, insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective businesses, assets, employees, officers and directors will be in full force and effect; and the Partnership Entities will be in compliance with the terms of such policies and instruments in all material respects.

(kk)    No Unlawful Payments. No Partnership Entity nor, to the knowledge of the Partnership, any director, officer, agent, employee or affiliate of any Partnership Entity, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Partnership Entities and, to the knowledge of the Partnership, their affiliates have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ll)    Compliance with Anti-Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving any Partnership Entity with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership, threatened.

(mm)    No Conflicts with Sanctions Laws. No Partnership Entity nor, to the knowledge of the Partnership, any director, officer, employee or affiliate of any Partnership Entity, is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is any Partnership Entity located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria and the Crimea region of Ukraine (each, a “Sanctioned Country”); and the Partnership Entities will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Partnership Entities have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(nn)    No Restrictions on Subsidiaries. Except as disclosed in each of the Time of Sale Information and the Offering Memorandum or as restricted by that certain Third Amended and Restated Credit Agreement, dated as of October 31, 2018, by and among the Partnership, Wells Fargo Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lenders party thereto as amended and modified from time to time, that certain Term Loan Agreement, dated as of August 16, 2019, by and among the Partnership, as borrower, Toronto Dominion (Texas) LLC, as administrative agent and the lenders party thereto as amended and modified from time to time and any other document governing permitted indebtedness of the Partnership, no subsidiary of the Partnership is currently prohibited, directly or indirectly, under any agreement or other instrument, subject to the Eureka Credit Agreement and the Eureka Joint Venture LLC Agreement, to which it is a party or is subject, from paying any dividends to the Partnership, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s properties or assets to the Partnership or any other subsidiary of the Partnership, except for any such restrictions (a) as described in each of the Time of Sale Information and the Offering Memorandum, or (b) that will be permitted by the Indenture.

(oo)    No Broker’s Fees. None of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(pp)    Rule 144A Eligibility. On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(qq)     No Integration. Neither the Partnership nor any of its affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(rr)    No General Solicitation or Directed Selling Efforts. None of the Partnership or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engaged in any directed selling efforts within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(ss)    Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2(b) hereof (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended.

(tt)    No Stabilization. The Partnership has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Securities.

(uu)    Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Partnership as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(vv)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ww)    Statistical and Market Data. All statistical and market-related data included in or incorporated by reference in the Time of Sale Information and the Offering Memorandum are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(xx)    Cybersecurity; Data Protection. The Partnership Entities’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Partnership Entities as currently conducted, to the Partnership’s knowledge, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Partnership Entities have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards designed to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and to the knowledge of the Partnership, there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Partnership Entities are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(yy)     Sarbanes-Oxley Act. The Partnership and, to the knowledge of the Partnership, the officers and directors of the General Partner, in their capacities as such, are as of the date hereof, and on the Closing Date will be, in compliance in all respects with the applicable provisions of the Sarbanes-Oxley Act of 2002.

4.    Further Agreements of the Partnership. The Partnership covenants and agrees with each Initial Purchaser that:

(a)    Delivery of Copies. The Partnership will deliver, without charge, to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including all amendments and supplements thereto) as the Representative may reasonably request.

(b)    Offering Memorandum, Amendments or Supplements. Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the Time of Sale Information or the Offering Memorandum or filing with the Commission any document that will be incorporated by reference therein, the Partnership will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement or document to be incorporated by reference therein for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement or file any such document with the Commission to which the Representative reasonably objects.

(c)    Additional Written Communications. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication, the Partnership will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)    Notice to the Representative. The Partnership will advise the Representative promptly, and confirm such advice in writing, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities as a result of which any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information, Issuer Written Communication or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Partnership of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Partnership will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information, any Issuer Written Communication or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)    Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Partnership will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that any of the Time of Sale Information will comply with law.

(f)    Ongoing Compliance. If at any time prior to the completion of the initial offering of the Securities (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Partnership will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum (or any document to be filed with the Commission and incorporated by reference therein) as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented (including such document to be incorporated by reference therein) will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law.

(g)    Blue Sky Compliance. The Partnership will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Securities; provided that the Partnership shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)    Clear Market. During the period from the date hereof through and including the date that is 30 days after the date hereof, the Partnership will not, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Partnership and having a tenor of more than one year.

(i)    Use of Proceeds. The Partnership will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds.”

(j)    Supplying Information. While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Partnership will, during any period in which the Partnership is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act; provided, however, that the Partnership will not otherwise be required to deliver any additional information other than information required to be delivered under the Indenture governing the Securities.

(k)    DTC.    The Partnership will assist the Initial Purchasers in arranging for the Securities to be eligible for clearance and settlement through DTC.

(l)    No Resales by the Partnership. The Partnership will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Partnership or any of its affiliates and resold in a transaction registered under the Securities Act.

(m)    No Integration. Neither the Partnership nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(n)    No General Solicitation or Directed Selling Efforts. None of the Partnership or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or (ii) engage in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(o)    No Stabilization. The Partnership will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

5.    Certain Agreements of the Initial Purchasers. Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) the Preliminary Offering Memorandum and the Offering Memorandum, (ii) any written communication that contains either (a) no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) or (b) “issuer information” that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum, (iii) any written communication listed on Annex A or prepared pursuant to Section 4(c) (including any electronic road show) above, (iv) any written communication prepared by such Initial Purchaser and approved by the Partnership and the Representative in advance in writing or (v) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Time of Sale Information or the Offering Memorandum.

6.    Conditions of Initial Purchasers’ Obligations. The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Partnership of its covenants and other obligations hereunder and to the following additional conditions:

(a)    Representations and Warranties. The representations and warranties of the Partnership contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Partnership and the officers of the General Partner made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(b)    No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by any of the Partnership Entities by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by the Partnership Entities (other than an announcement with positive implications of a possible upgrading).

(c)    No Material Adverse Change. No event or condition of a type described in Section 3(e) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d)    Officer’s Certificate. The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the General Partner who has specific knowledge of the Partnership’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Partnership in this Agreement are true and correct and that the Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) (provided that no representation with respect to the judgment of the Representative need be made) above.

(e)    Comfort Letter. On the date of this Agreement and on the Closing Date, Ernst & Young LLP shall have furnished to the Representative, at the request of the Partnership, one or more letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Partnership and subsidiaries contained or incorporated by reference in each of the Time of Sale Information and the Offering Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f)    Opinion and 10b-5 Statement of Counsel for the Partnership. Latham & Watkins LLP, counsel for the Partnership, shall have furnished to the Representative, at the request of the Partnership, their written opinion and 10b-5 statement, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative.

(g)    Opinion and 10b-5 Statement of Counsel for the Initial Purchasers. The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement, addressed to the Initial Purchasers, of Simpson Thacher & Bartlett LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)    Opinion of the General Counsel. The Representative shall have received on and as of the Closing Date an opinion, addressed to the Initial Purchasers, of Stephen M. Moore, general counsel of Equitrans, in form and substance reasonably satisfactory to the Representative.

(i)    No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(j)    Good Standing. The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Partnership Entities in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)    DTC. The Securities shall be eligible for clearance and settlement through DTC.

(l)    Indenture and Securities. The Indenture shall have been duly executed and delivered by a duly authorized officer of the General Partner and the Trustee, and the Securities shall have been duly executed and delivered by a duly authorized officer of the General Partner and duly authenticated by the Trustee.

(m)    Additional Documents. On or prior to the Closing Date, the Partnership shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.    Indemnification and Contribution.

(a)    Indemnification of the Initial Purchasers. The Partnership agrees to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are reasonably incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Partnership in writing by such Initial Purchaser through the Representative expressly for use therein.

(b)    Indemnification of the Partnership. Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Partnership, each of the General Partner’s directors and officers and each person, if any, who controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Partnership in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following paragraphs in the Preliminary Offering Memorandum and the Offering Memorandum: (i) the third paragraph, (ii) the fourth sentence of the seventh paragraph and (iii) the eighth paragraph, in each case, under the caption “Plan of distribution.”

(c)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and the Indemnified Person shall have reasonably concluded that the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P.

Morgan Securities LLC and any such separate firm for the Partnership, its directors and officers and any control persons of the Partnership shall be designated in writing by the Partnership. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request, (ii) the Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)    Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Partnership on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Partnership from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Partnership on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)    Limitation on Liability. The Partnership and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)    Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.    Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

9.    Termination. This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Partnership, if after the execution and delivery of this Agreement and on or prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by any of the Partnership Entities shall have been suspended on any exchange or in any over-the-counter market (other than any delisting of registered securities of the Partnership, including the Partnership’s Common Units and its outstanding registered senior notes, in connection with the EQM Merger); (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

10.    Defaulting Initial Purchaser.

(a)    If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Partnership on the terms contained in this Agreement. If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Partnership shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms. If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Partnership may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Partnership agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes. As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Partnership as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Partnership shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of the Securities of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Partnership as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Partnership shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Partnership, except that the Partnership will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Partnership or any non-defaulting Initial Purchaser for damages caused by its default.

11.    Payment of Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Partnership agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information, any Issuer Written Communication and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Partnership’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including reasonable and documented related fees and expenses of counsel for the Initial Purchasers not to exceed $20,000); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (ix) all expenses incurred by the Partnership in connection with any “road show” presentation to potential investors. Except as provided in Section 7 and this Section 11(a) and in Section 11(b), the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel, transfer taxes on any resale of the Securities by any Initial Purchaser, any advertising expenses connected with any offers they may make and other expenses incurred by the Initial Purchasers on their own behalf in connection with presentations to prospective purchasers of the Securities.

(b)    If (i) this Agreement is terminated pursuant to Section 9(i) or Section 9(ii) hereof, (ii) the Partnership for any reason fails to tender the Securities for delivery to the Initial Purchasers (other than by reason of a default by any of the Initial Purchasers except pursuant to Section 10(c)) or (iii) any condition to the obligations of the Initial Purchasers contained herein for the Closing Date is not met or waived, the Partnership agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

12.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Initial Purchaser referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

13.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Partnership and the Initial Purchasers contained in this Agreement or made by or on behalf of the Partnership or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Partnership or the Initial Purchasers.

14.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; (d) the term “Exchange Act” collectively means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder; and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

15.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Initial Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Partnership, which information may include the name and address of their respective clients, as well as other information that will allow the Initial Purchasers to properly identify their respective clients.

16.    Miscellaneous.

(a)    Authority of the Representative. Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities LLC on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities LLC shall be binding upon the Initial Purchasers.

(b)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: 212-270-1063); Attention: Catherine O’Donnell. Notices to the Partnership shall be given to them at EQM Midstream Partners, LP; c/o EQGP Services, LLC; 2200 Energy Drive; Canonsburg, Pennsylvania 15317; Attention: General Counsel.

(c)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)    Submission to Jurisdiction. The Partnership hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Partnership waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Partnership agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Partnership and may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment.

(e)    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(f)    Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Initial Purchaser that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Initial Purchaser that is a Covered Entity or a BHC Act Affiliate of such Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 16(f):

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

(g)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(j)    Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Partnership and the Initial Purchasers, or any of them, with respect to the subject matter hereof.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

EQM MIDSTREAM PARTNERS, LP

By:	EQGP Services, LLC,
its general partner

By:	/s/ Kirk R. Oliver
Name: Kirk R. Oliver
Title: Senior Vice President and Chief Financial Officer

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the

several Initial Purchasers listed

in Schedule 1 hereto.

By:	/s/ Hunter Bollman

Name:	Hunter Bollman
Title:	Vice President

Schedule 1

Initial Purchaser	2025 Notes Principal Amount	2027 Notes Principal Amount
J.P. Morgan Securities LLC	$140,913,000	$181,175,000
BofA Securities, Inc.	$84,550,000	$108,707,000
Barclays Capital Inc.	$84,550,000	$108,707,000
TD Securities (USA) LLC	$84,550,000	$108,707,000
BMO Capital Markets Corp.	$42,275,000	$54,353,000
Citigroup Global Markets Inc.	$42,275,000	$54,353,000
Wells Fargo Securities, LLC	$42,275,000	$54,353,000
MUFG Securities Americas Inc.	$28,183,000	$36,236,000
PNC Capital Markets LLC	$28,183,000	$36,236,000
Scotia Capital (USA) Inc.	$28,183,000	$36,236,000
Credit Suisse Securities (USA) LLC	$14,092,000	$18,118,000
Deutsche Bank Securities Inc.	$14,092,000	$18,118,000
Goldman Sachs & Co. LLC	$14,092,000	$18,118,000
SMBC Nikko Securities America, Inc.	$14,092,000	$18,118,000
U.S. Bancorp Investments, Inc.	$14,092,000	$18,118,000
CIBC World Markets Corp.	$6,341,000	$8,153,000
Huntington Securities, Inc.	$6,341,000	$8,153,000
SunTrust Robinson Humphrey, Inc.	$6,341,000	$8,153,000
RBC Capital Markets, LLC	$4,580,000	$5,888,000

Total	$700,000,000	$900,000,000

Schedule 2

Entity	Jurisdiction
Equitrans Investments, LLC	Delaware
Equitrans Services, LLC	Delaware
Equitrans, L.P.	Pennsylvania
Equitrans Transaction Sub GP, LLC	Delaware
Equitrans Water Services (PA), LLC	Delaware
Equitrans Water Services (OH), LLC	Delaware
EQGP Holdings, LP	Delaware
EQM Midstream Finance Corporation	Delaware
EQM Midstream Management LLC	Delaware
EQM Midstream Services, LLC	Delaware
EQM Gathering Holdings, LLC	Delaware
EQM Gathering Opco, LLC	Delaware
EQM Olympus Midstream LLC	Delaware
EQM Poseidon Midstream LLC	Delaware
EQM West Virginia Midstream LLC	Delaware
EQM VE II Access, LLC	Delaware
EQM VG, LLC	Delaware
Hornet Midstream Holdings, LLC	Delaware
Hornet Midstream Pipeline, LLC	Delaware
MVP Holdco, LLC	Delaware
Rager Mountain Storage Company LLC	Delaware
RM Partners LP	Delaware
RM Operating LLC	Delaware
Strike Force Midstream Holdings LLC	Delaware
Strike Force Midstream LLC	Delaware
Strike Force East LLC	Delaware
Strike Force South LLC	Delaware

ANNEX A

Additional Time of Sale Information

1.    Term sheet containing the terms of the Securities, substantially in the form of Annex B.

ANNEX B

Pricing Term Sheet, dated June 16, 2020

to Preliminary Offering Memorandum dated June 16, 2020

Strictly Confidential

EQM Midstream Partners, LP

This pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum dated June 16, 2020 (the “Preliminary Offering Memorandum”). The information in this pricing term sheet supplements the Preliminary Offering Memorandum and updates and supersedes the information in the Preliminary Offering Memorandum to the extent it is inconsistent with the information in the Preliminary Offering Memorandum. Terms used and not defined herein have the meanings assigned in the Preliminary Offering Memorandum.

The notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. The notes may not be offered or sold in the United States or to U.S. persons (as defined in Regulation S) except in transactions exempt from, or not subject to, the registration requirements of the Securities Act. Accordingly, the notes are being offered only to (1) persons reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act and (2) outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

Issuer:	EQM Midstream Partners, LP
Distribution:	Rule 144A and Regulation S for life (no registration rights)

	6.000% Senior Notes due 2025	6.500% Senior Notes due 2027
	(the “2025 Notes”)	(the “2027 Notes”)
Security Description:	6.000% Senior Notes due 2025	6.500% Senior Notes due 2027
Size:	$700,000,000	$900,000,000
Gross Proceeds:	$700,000,000	$900,000,000
Maturity:	July 1, 2025	July 1, 2027
Coupon:	6.000%	6.500%
Issue Price:	100.000% of face amount	100.000% of face amount
Yield to Maturity:	6.000%	6.500%
Spread to Benchmark Treasury:	+565 basis points	+594 basis points
Benchmark Treasury:	UST 0.25% due May 31, 2025	UST 0.5% due May 31, 2027
Interest Payment Dates:	July 1 and January 1 commencing	July 1 and January 1 commencing
	January 1, 2021	January 1, 2021
Record Dates:	June 15 and December 15	June 15 and December 15
Optional Redemption:	Make-whole call @ T+50 bps prior to April 1,
2025 (the “2025 Par Call Date”). On and after
the 2025 Par Call Date, at a redemption price
equal to 100% of the principal amount of the
2025 Notes being redeemed plus accrued and
unpaid interest.	Make-whole call @ T+50 bps prior to
January 1, 2027 (the “2027 Par Call Date”).
On and after the 2027 Par Call Date, at a
redemption price equal to 100% of the
principal amount of the 2027 Notes being
redeemed plus accrued and unpaid interest.
Change of Control (with Ratings Downgrade):	Put at 101% of the aggregate principal amount of the 2025 Notes, plus accrued and unpaid interest.	Put at 101% of the aggregate principal amount of the 2027 Notes, plus accrued and unpaid interest.
CUSIP:	144A: 26885B AF7	144A: 26885B AH3
	REG S: U26886 AA6	REG S: U26886 AB4
ISIN:	144A: US26885BAF76	144A: US26885BAH33
	REG S: USU26886AA62	REG S: USU26886AB46

Trade Date:	June 16, 2020
Settlement:	T+2; June 18, 2020
Denominations/Multiple:	$2,000 x $1,000
Ratings*:	Ba3 (negative outlook, Moody’s)
BB- (negative outlook, S&P)
BB (negative outlook, Fitch)
Joint Book-Running Managers:	J.P. Morgan Securities LLC
BofA Securities, Inc.
Barclays Capital Inc.
TD Securities (USA) LLC
BMO Capital Markets Corp.
Citigroup Global Markets Inc.
Wells Fargo Securities, LLC
Senior Co-Managers:	MUFG Securities Americas Inc.
PNC Capital Markets LLC
Scotia Capital (USA) Inc.
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
SMBC Nikko Securities America, Inc.
U.S. Bancorp Investments, Inc.
Co-Managers:	CIBC World Markets Corp.
Huntington Securities, Inc.
SunTrust Robinson Humphrey, Inc.
RBC Capital Markets, LLC

Changes from Preliminary Offering Memorandum

The Preliminary Offering Memorandum is hereby updated to reflect the following changes:

The total size of the offering has increased from $800 million to $1,600 million. The net proceeds from the offering will be approximately $1,575.3 million, after deducting the initial purchasers’ discount and estimated offering expenses. The additional net proceeds of the offering will be used to partially repay outstanding borrowings under the Issuer’s Amended $3 Billion Facility.

As a result of the change in offering size, all information (including financial information) presented in the Preliminary Offering Memorandum is deemed to have changed to the extent affected by the changes described herein.

*****

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these notes or the offering. Please refer to the Preliminary Offering Memorandum for a complete description.

This communication is being distributed in the United States solely to persons reasonably believed to be Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act of 1933, as amended, and outside the United States solely to Non-U.S. persons as defined under Regulation S.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

*A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)    Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)    Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)    Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)    None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii) At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.

(iv)    Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Partnership.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.